[Letterhead of Helms Mulliss & Wicker, PLLC]

August 15, 2002

Ruddick Corporation
301 S. Tryon Street, Suite 1800
Charlotte, North Carolina 28202

Re: Registration Statement on Form S-8
       Relating to Securities issuable under
      the Ruddick Corporation Flexible Deferral Plan

Gentlemen:

           You have requested our opinion with respect to the legality of $10,000,000 of deferred compensation obligations ("Deferred Compensation Obligations") of Ruddick Corporation, a North Carolina corporation (the "Company"), to be registered with the Securities and Exchange Commission on a Form S-8 Registration Statement ("Registration Statement") and issuable pursuant to the Ruddick Corporation Flexible Deferral Plan (the "Plan").

          In connection with the foregoing request, we have examined the Registration Statement, the Company's Restated Articles of Incorporation and Bylaws, as amended to date, the Plan, and such other documents and records as we deemed necessary to render the opinions contained herein. We have assumed the genuineness of all signatures and conformity to original documents of copies of such documents. As to any facts relevant to our opinion, we have relied upon information given to us by the Officers of the Company and others. Based on the foregoing, it is our opinion that the authorized but unissued Deferred Compensation Obligations being registered pursuant to the Registration Statement have been duly authorized by the Company and will, upon being issued under, and in conformity with the terms of, the Plan, be validly issued, legally binding obligations of the Company, enforceable in accordance with the terms of the Plan.

        We hereby consent (1) to be named in the Registration Statement and in the Prospectus as attorneys who will pass upon the legality of the Deferred Compensation Obligations and (2) to the filing of a copy of this opinion as Exhibit 5.1 of the Registration Statement.

                                                                                                         Very truly yours,

                                                                              /S/ HELMS MULLISS & WICKER, PLLC